UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 2, 2017 (May 31, 2017)

Arbor Realty Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 1.02          Termination of a Material Definitive Agreement.
As previously reported, on May 9, 2017, in accordance with the terms of the Option Agreement, dated as of July 14, 2016, as amended on May 9, 2017 (the “Amended Option Agreement”), by and among Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), Arbor Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), Arbor Realty SR, Inc., a Maryland corporation (“ARSR”) and Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM”), the Partnership provided written notice to ACM to terminate the Third Amended and Restated Management and Advisory Agreement, dated as of July 14, 2016 (the “Management Agreement”), by and among the Company, the Partnership, ARSR and ACM, in accordance with the terms of the Amended Option Agreement. Pursuant to the Management Agreement, ACM employed certain of the Company’s executive officers and other staff who were not directly related to the agency business of ACM and, therefore, remained ACM employees after the Company’s acquisition of the agency platform of ACM on July 14, 2016. On May 31, 2017, the Company paid ACM the exercise price of $25,000,000 plus certain accrued and unpaid compensation and reimbursable expenses and the Management Agreement was terminated in accordance with its terms.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

Date: June 2, 2017